EXHIBIT 4.1





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                      BRL UNIVERSAL EQUIPMENT 2001 A, L.P.
                          BRL UNIVERSAL EQUIPMENT CORP.

                                   as Issuers

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee


                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 11, 2001


                      8 7/8% Senior Secured Notes due 2008

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     This  First  Supplemental  Indenture,  dated as of September 11, 2001 (this
"First Supplemental Indenture"), is made and entered into by and between BRL Universal Equipment 2001 A, L.P. ("BRL"), BRL Universal Equipment Corp. ("BRL Corp." and together with BRL, the "Issuers") and The Bank of New York, as trustee (the "Trustee"), under an Indenture dated as of February 9, 2001, between the Issuers, as issuers, and the Trustee, as trustee (the "Original Indenture"). All capitalized terms used in this First Supplemental Indenture that are defined in the Original Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this First Supplemental Indenture or the context clearly requires otherwise.

     Whereas, Section 8.01 of the Original Indenture provides that the Issuers and the Trustee may amend, waive or supplement the Original Indenture to, (i) to cure any ambiguity, defect or inconsistency , provided that the same does not adversely affect the rights of any Holder in any material respect; (ii) to provide for uncertificated Notes in addition to certificated Notes; (iii) to comply with any requirements of the Commission in order to effect or maintain the qualification of the Original Indenture under the TIA; or (iv) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect, without notice to or the consent of any Holder, upon the request of each Issuer accompanied by a Board Resolution of each Issuer and the documents set forth in
Section  8.06  of  the  Original  Indenture;

     Whereas, the Board of Directors of the Issuers have adopted resolutions authorizing and approving the amendment of Section 1.01 of the Original Indenture for the purpose of (i) curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder in any material respect and (ii) to make changes that do not adversely affect the rights of any Holder in any material respect, as more particularly described in this First Supplemental Indenture, and the Issuers and the Trustee are executing and delivering this First Supplemental Indenture to provide for such amendment;

     Whereas,  the  Trustee  has  received  the items listed in Section 8.06 and
Section  10.04  of  the  Original  Indenture;

     Whereas, the Issuers have determined that the amendments described below do not adversely affect the interests of the Holders in any material respect;

     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Supplemental Indenture hereby agree as follows:

                                    ARTICLE I

                        AMENDMENTS TO ORIGINAL INDENTURE

     Section  1.01     Amendments to Section 1.01.  Section 1.01 of the Original
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Indenture  is  hereby  amended  as  follows:

     (a) The definition of "Initial Notes" is hereby amended in its entirety to read as follows:

          "'Initial Notes' means any (i) Notes issued under this Indenture for so long as such securities constitute Restricted Securities and (ii) any Notes issued under this Indenture that have been registered with the Commission pursuant to an effective registration statement filed by the Issuer, UCI and UCH and were not issued as Exchange Notes."

     (b) The definition of "Unrestricted Global Note" is hereby amended in its entirety to read as follows:


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          "'Unrestricted  Global Note' means a permanent Global Note in the form of Exhibit B attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend."

     (c) The definition of "Registration Rights Agreement" is hereby amended in its entirety to read as follows:

          "'Registration Rights Agreement' means (i) the Registration Rights Agreement dated as of February 9, 2001 among the Issuers, UCI, UCH and the Initial Purchasers, as such agreement may be amended, supplemented, or modified in accordance with the terms thereof, and (ii) any other registration rights agreement in form similar to the Registration Rights Agreement defined in clause (i) relating to Initial Notes that are not subject to the Registration Rights Agreement defined in clause (i), as such agreement may be amended, supplemented, or modified in accordance with the terms thereof,."

     (d) The definition of "Issue Date" is hereby amended in its entirety to read as follows:

          "'Issue  Date'  means  (i)  February  9, 2001, with respect to each of
     Section 2.02, the Notes issued on February 9, 2001 and the definitions of "BRL Term Loan Agreement," "Equipment Lease Agreement" and "Participation Agreement," and (ii) the date of issuance of any Notes other than the Notes referred to in (i) herein."

     (e) The definitions of "BRL Term Loan Agreement" and "Limited Partnership Agreement" are each amended by adding at the end thereof:

          ",as such agreement may amended, supplemented or modified in accordance with the terms thereof."

                                   ARTICLE II

                               GENERAL PROVISIONS

     Section  2.01.     Ratification of Indenture.  The Original Indenture is in
                        -------------------------
all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as amended and supplemented by this First Supplemental Indenture. The Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All references to the Original Indenture in the Original
Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Original Indenture as amended and supplemented by this First Supplemental Indenture.

     Section  2.02.   Effect of Headings.  The  Article  and Section headings in
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this  First Supplemental Indenture are for convenience only and shall not affect the  construction  of  this  First  Supplemental  Indenture.

     Section  2.03.   Severability.  In  case  any one or more of the provisions
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in  this  First  Supplemental  Indenture  shall  be  held  invalid,  illegal  or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining


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provisions  shall  not  in  any  way  be  affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 2.04.   Governing Law.  This  First  Supplemental Indenture and the
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Notes shall be governed by and construed in accordance with the law of the State of New York but without giving effect to applicable principles of conflicts of law.

     Section  2.05.   Counterparts.  This  First  Supplemental  Indenture may be
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executed  in  any  number  of  counterparts,  each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

     Section 2.06   Trustee Not Responsible for Recitals. The recitals contained
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herein  shall  be  taken as statements of the Issuers and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

    [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY; SIGNATURES APPEAR ON THE
                                FOLLOWING PAGES]



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                                   SIGNATURES

     IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused this First Supplemental Indenture to be duly executed and effective as of September 11, 2001.

                                   BRL  UNIVERSAL  EQUIPMENT  2001  A,  L.P.

                                   By: BRL Universal Equipment Management, Inc.,
                                       its general partner


                                   By:  /s/  Gregory  C.  Greene
                                        ---------------------------------
                                        Gregory  C.  Greene,  President


                                   BRL  UNIVERSAL  EQUIPMENT  CORP.


                                   By:  /s/  Gregory  C.  Greene
                                        ---------------------------------
                                        Gregory  C.  Greene,  President


                                   THE  BANK  OF  NEW  YORK,  AS  TRUSTEE


                                   By:  /s/  Remo  J.  Reale
                                        ---------------------------------
                                        Remo  J.  Reale,  Vice  President


                              4   SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE
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